Exhibit 99.1

NEI / 25 Dan Road Canton, MA / 02021-2817 / telephone: 781 332 1000 / fax: 781 770 2000  www.nei.com

NEI ANNOUNCES LARGEST CUSTOMER’S PLAN TO DUAL SOURCE SPECIFIC PRODUCT LINE

No Impact on Current Quarter Guidance; Dual Sourcing Expected to Commence in September 2011 Quarter

CANTON, Mass., May 19, 2011 — NEI (Nasdaq: NEI), a leading provider of server-based application platforms, deployment solutions and lifecycle support services for software technology developers and OEMs worldwide, today announced that it has been notified by EMC that, as part of a strategic initiative, the integration of EMC’s Avamar product line will be dual sourced beginning in the quarter ending September 30, 2011.  Although this does not impact the financial guidance that NEI provided on April 28, 2011 for the quarter ending June 30, 2011, it will impact financial results beginning in the quarter ending September 30, 2011.  Based on the current customer forecast and estimates, the impact of this change is expected to be a $5 million to $7 million reduction in this program’s revenues to NEI and a $500,000 to $700,000 reduction in Net Income for the quarter ending September 30, 2011.  The Company expects the impact on future quarters, beginning in the quarter ending December 31, 2011, to be a $9 million to $11 million reduction in this program’s quarterly revenues to NEI and a $900,000 to $1.1 million reduction in Net Income.  NEI expects to remain profitable.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “we are naturally disappointed at the revenue reduction and bottom line impact of this particular program being dual sourced.  However, we’ve been informed that this decision is not performance-related and we believe that NEI will have the opportunity to participate in additional EMC programs as a proven, trusted supplier to EMC.”

About NEI

NEI is a leading provider of server-based application platforms and lifecycle support services for software developers and OEMs worldwide. Through its expertise and comprehensive suite of solution design, system integration, application management, global logistics, support, and maintenance services, NEI is redefining application deployment solutions to provide customers with a sustainable competitive advantage. More than a decade of appliance innovation with the ability to provide physical, virtual and cloud-ready solutions makes NEI one of the most trusted software deployment partners in the industry. Founded in 1997, NEI is headquartered in Canton, Massachusetts, with facilities in Plano, Texas and Galway, Ireland, and trades on the NASDAQ exchange under the symbol NEI. For more information, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company’s future financial performance, including statements regarding future revenues, net income and profitability and any other statements about the future expectations, beliefs, goals, plans or prospects of the Company or the Company’s management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company’s most recent Annual Report on Form 10-K for the year ended September 30, 2010 and the most recent Form 10-Q for the quarter ended March 31, 2011 under the sections entitled “Risk Factors” in such reports as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligations to update the information included in this press release.

Contact:

Hayden IR

Peter Seltzberg

646-415-8972

peter@haydenir.com

ir@nei.com

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